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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of BMC Software, Inc. and related Proxy Statement/Prospectus of BGS Systems, Inc. and BMC Software, Inc. for the registration of BMC Software, Inc.'s common stock and to the incorporation by reference therein of our report dated March 20, 1997, with respect to the consolidated financial statements and schedule of BGS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.

                                     /s/Ernst & Young LLP

Boston, Massachusetts
February 12, 1998